Exhibit 99

FOR IMMEDIATE RELEASE

Contacts:                         John Hulbert, Investors, (612) 761-6627

Erin Conroy, Media, (612) 761-5928

Target Media Hotline, (612) 696-3400

Target Corporation Announces Tender Offers for Certain Outstanding Debt Securities

MINNEAPOLIS (April 4, 2016) — Target Corporation (“Target”) (NYSE:TGT) today announced that it has commenced tender offers to purchase for cash up to $1,800,000,000 aggregate purchase price of its debt securities listed in the tables below (collectively, the “Securities” and each a “series” of Securities).

Any and All of the Outstanding Security Listed Below (the “Any and All Notes”)
Title of Security	CUSIP Number	Principal Amount Outstanding	Fixed Spread (Basis Points)	U.S. Treasury Reference Security		Bloomberg Reference Page	Hypothetical Total Consideration(1)
6.500% Notes due 2037	87612EAR7	$1,145,441,000	+95 bps	3.000% due November 15, 2045		FIT1	$1,441.17
Up to the Long-Dated Notes Maximum Payment Amount(2) of the Outstanding Securities Listed Below (the “Long-Dated Notes”)
Title of Security	CUSIP Number	Principal Amount Outstanding	Acceptance Priority Level	Fixed Spread (Basis Points)	U.S. Treasury Reference Security	Bloomberg Reference Page	Early Tender Payment(3)	Hypothetical Total Consideration(1)
7.000% Notes due 2038	87612EAU0	$868,577,000	1	+100 bps	3.000% due November 15, 2045	FIT1	$30	$1,508.98
6.35% Debentures due 2032	87612EAK2	$550,000,000	2	+85 bps	3.000% due November 15, 2045	FIT1	$30	$1,362.49
7.00% Debentures due 2031	87612EAF3	$218,332,000	3	+85 bps	3.000% due November 15, 2045	FIT1	$30	$1,417.17
6.65% Debentures due 2028	239753DL7	$115,827,000	4	+150 bps	1.625% due February 15, 2026	FIT1	$30	$1,337.23
6.75% Debentures due 2028	239753DJ2	$135,479,000	5	+150 bps	1.625% due February 15, 2026	FIT1	$30	$1,333.66
Up to the Short-Dated Notes Maximum Payment Amount(4) of the Outstanding Securities Listed Below (the “Short-Dated Notes”)
Title of Security	CUSIP Number	Principal Amount Outstanding	Acceptance Priority Level	Fixed Spread (Basis Points)	U.S. Treasury Reference Security	Bloomberg Reference Page	Early Tender Payment(3)	Hypothetical Total Consideration(1)
6.000% Notes due 2018	87612EAS5	$1,250,000,000	1	+35 bps	0.875% due January 15, 2018	FIT4	$30	$1,082.08
5.375% Notes due 2017	87612EAP1	$1,000,000,000	2	+12.5 bps	0.500% due April 30, 2017	FIT4	$30	$1,045.49

(1)          The hypothetical Total Consideration (per $1,000 principal amount) for Securities validly tendered at or prior to the Any and All Expiration Date (as defined below) in the case of the Any and All Notes and at or prior to the Early Tender Date (as defined below) in the case of the Long-Dated Notes and the Short-Dated Notes, and accepted for purchase is calculated using the fixed spread for each series of Securities set forth in the tables above and is inclusive of the Early Tender Payment.

(2)          The offers with respect to the Long-Dated Notes are subject to the Long-Dated Notes Maximum Payment Amount (as defined below).

(3)          Per $1,000 principal amount of Maximum Tender Offer Notes (as defined below). The Total Consideration (as defined below) for Maximum Tender Offer Notes validly tendered at or prior to the Early Tender Date and accepted for purchase is calculated using the fixed spread for each series of Securities set forth in the tables above and is inclusive of the Early Tender Payment.

(4)          The offers with respect to the Short-Dated Notes are subject to the Short-Dated Notes Maximum Payment Amount (as defined below).

– more –

Target Corporation Announces Tender Offers for Certain Outstanding Debt Securities –

The tender offers consist of three separate groups of offers (each a “Tender Offer”, and collectively, the “Tender Offers”) on the terms set forth in the offer to purchase, the related letter of transmittal and, if applicable, the related notice of guaranteed delivery, each dated April 4, 2016 (as they may be amended or supplemented, the “Offer Documents”), with (i) Tender Offers to purchase any and all (the “Any and All Tender Offer”) of the series of Securities listed in the first table above (the “Any and All Notes”), (ii) Tender Offers to purchase up to the Long-Dated Notes Maximum Payment Amount of the five series of Securities listed in the second table above (collectively, the “Long-Dated Notes”), and (iii) Tender Offers to purchase up to the Short-Dated Notes Maximum Payment Amount of the two series of Securities listed in the third table above (collectively, the “Short-Dated Notes,” and together with the Long-Dated Notes, the “Maximum Tender Offer Notes”). The Tender Offers described in clauses (ii) and (iii) are individually referred to as a “Maximum Tender Offer” and collectively referred to as the “Maximum Tender Offers.” Target refers investors to the Offer Documents for the complete terms of the Tender Offers. See “Information Relating to the Tender Offers” below for instructions on obtaining copies of the Offer Documents.

The Any and All Tender Offer will expire at 5:00 p.m., New York City time, on April 8, 2016, unless extended or earlier terminated (such time and date, as the same may be extended, the “Any and All Expiration Date”). Holders of Any and All Notes must validly tender and not validly withdraw their Any and All Notes at or prior to the Any and All Expiration Date to be eligible to receive the Total Consideration. The Early Tender Payment (as defined below) is not applicable to the Any and All Tender Offer.

Each of the Maximum Tender Offers is subject to an applicable Maximum Payment Amount of the applicable Maximum Tender Offer Notes. The “Long-Dated Notes Maximum Payment Amount” applies to the Long-Dated Notes and is $1,000,000,000 less the aggregate Total Consideration for the Any and All Notes validly tendered and accepted for purchase in the Any and All Tender Offer. The “Short-Dated Notes Maximum Payment Amount” applies to the Short-Dated Notes and is $800,000,000 less the amount, if any, by which the aggregate Total Consideration for the Any and All Notes validly tendered and accepted for purchase in the Any and All Tender Offer exceeds $1,000,000,000. The Long-Dated Notes Maximum Payment Amount and the Short-Dated Notes Maximum Payment Amount are referred to collectively as the “Maximum Payment Amounts.” As a result of the Long-Dated Notes Maximum Payment Amount and the Short-Dated Notes Maximum Payment Amount, up to $1,800,000,000

Target Corporation Announces Tender Offers for Certain Outstanding Debt Securities –

aggregate purchase price of the Securities may be purchased by Target pursuant to the Tender Offers. The Total Consideration and Late Tender Offer Consideration (as defined below) paid in connection with the applicable Maximum Tender Offer will not exceed the applicable Maximum Payment Amount. If any Long-Dated Notes are validly tendered such that the Total Consideration and Late Tender Offer Consideration payable for such Long-Dated Notes, in aggregate, exceed the Long-Dated Notes Maximum Payment Amount, the Long-Dated Notes will be purchased in accordance with the acceptance priority levels set forth on the first page (the “Acceptance Priority Levels”). If any Short-Dated Notes are validly tendered such that the Total Consideration and Late Tender Offer Consideration payable for such Short-Dated Notes, in aggregate, exceed the Short-Dated Notes Maximum Payment Amount, the Short-Dated Notes will be purchased in accordance with the Acceptance Priority Levels. If there are sufficient remaining funds to purchase some, but not all, of the Maximum Tender Offer Notes of a series, the amount of such Maximum Tender Offer Notes purchased will be on a prorated basis as described more fully in the Offer Documents. Target may increase or decrease one or both of the Maximum Payment Amounts in its sole discretion.

The Maximum Tender Offers will expire at 11:59 p.m., New York City time, on April 29, 2016, unless extended or earlier terminated (such date and time, as the same may be extended, the “Maximum Tender Expiration Date”). Holders of Maximum Tender Offer Notes must validly tender and not validly withdraw their Maximum Tender Offer Notes at or prior to 5:00 p.m., New York City time, on April 15, 2016, unless extended or earlier terminated (such date and time, as the same may be extended, the “Early Tender Date”) to be eligible to receive the Total Consideration, as calculated using the fixed spread for each series of Maximum Tender Offer Notes set forth on the first page, which is inclusive of an amount in cash equal to the amounts set forth on the first page under the heading “Early Tender Payment” (the “Early Tender Payment”).

Holders of Maximum Tender Offer Notes who validly tender their Maximum Tender Offer Notes after the Early Tender Date but at or prior to the Maximum Tender Expiration Date will be eligible only to receive an amount equal to the Total Consideration minus the Early Tender Payment (the “Late Tender Offer Consideration”).

Any and All Notes may be validly withdrawn at any time at or prior to 5:00 p.m., New York City time, on April 8, 2016, unless such date and time is extended or earlier terminated by Target, but not thereafter. Maximum Tender Offer Notes may be validly withdrawn at any time

Target Corporation Announces Tender Offers for Certain Outstanding Debt Securities –

at or prior to 5:00 p.m., New York City time, on April 15, 2016, unless such date and time is extended or earlier terminated by Target, but not thereafter.

The “Total Consideration” for each $1,000 principal amount of Securities validly tendered and accepted for purchase pursuant to the Tender Offers will be determined in the manner described in the Offer Documents by reference to a fixed spread specified for each series plus the yield based on the bid-side price of the U.S. Treasury Security specified in the tables on the first page at 2:00 p.m., New York City time, on April 8, 2016, in the case of the Any and All Tender Offer, and at 2:00 p.m., New York City time, on April 18, 2016, in the case of the Maximum Tender Offers, in each case unless extended or earlier terminated. Holders will also receive accrued and unpaid interest on Securities validly tendered and accepted for purchase from the last interest payment date up to, but not including, the initial date Target makes payment in same-day funds for Securities of any series, which date is anticipated to be April 11, 2016, in the case of the Any and All Tender Offer, and May 2, 2016, in the case of the Maximum Tender Offers. The payment date for Any and All Notes tendered by guaranteed delivery (as further described in the Offer Documents) is anticipated to be April 13, 2016, two business days after the initial payment date for Any and All Notes. Interest will cease to accrue on April 11, 2016 for all Any and All Notes accepted in the Any and All Tender Offer, including those tendered by guaranteed delivery, and holders tendering by guaranteed delivery will not receive interest for any portion of such two business day period even if delivering the Any and All Notes before the end of such two business day period.

Only registered holders of Securities are entitled to tender Securities pursuant to the Tender Offers. A beneficial owner of Securities that are held of record by a custodian bank, broker, dealer, commercial bank, trust company or other nominee must contact the nominee and request that such nominee tender such Securities on the beneficial owner’s behalf prior to the Any and All Expiration Date or the Early Tender Date, in order to receive the Total Consideration for the Any and All Notes and Maximum Tender Offer Notes, respectively, or, in the case of Maximum Tender Offer Notes tendered after the Early Tender Date, but prior to the Maximum Tender Expiration Date, in order to receive the Late Tender Offer Consideration.

The Tender Offers are subject to the satisfaction or waiver of certain conditions, as specified in the Offer Documents.

Target Corporation Announces Tender Offers for Certain Outstanding Debt Securities –

Information Relating to the Tender Offers

Copies of the offer to purchase, letter of transmittal and notice of guaranteed delivery are available immediately at the following web address: http://www.gbsc-usa.com/Target/. Holders may also obtain a copy of the Offer Documents, free of charge, from Global Bondholder Services Corporation, the tender and information agent in connection with the Tender Offers, by calling toll-free at (866) 470-3900 (bankers and brokers can call collect at (212) 430-3774). Holders are urged to carefully read these materials prior to making any decisions with respect to the Tender Offers.

Barclays Capital Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC are the dealer managers for the Tender Offers. Investors with questions regarding the Tender Offers may contact Barclays Capital Inc. at (800) 438-3242 (toll-free) or (212) 528-7581 (collect), Citigroup Global Markets Inc. at (800) 558-3745 (toll-free) or (212) 723-6106 (collect) or J.P. Morgan Securities LLC at (866) 834-4666 (toll-free) or (212) 834-4811 (collect). Global Bondholder Services Corporation is the tender and information agent for the Tender Offers and can be contacted at (866) 470-3900 (toll-free) or (212) 430-3774 (collect).

None of Target or its affiliates, their respective boards of directors, the dealer managers, the tender and information agent or the applicable trustee with respect to any Securities is making any recommendation as to whether holders should tender any Securities in response to any of the Tender Offers, and neither Target nor any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Securities, and, if so, the principal amount of Securities to tender.

This press release is for informational purposes only and is not an offer to buy, or the solicitation of an offer to sell, any of the Securities. The full details of the Tender Offers for the Securities, including complete instructions on how to tender Securities, will be included in the Offer Documents. Holders are strongly encouraged to read carefully the Offer Documents, including materials filed with the Securities and Exchange Commission and incorporated by reference therein, because they will contain important information.

About Target

Minneapolis-based Target Corporation (NYSE:TGT) serves guests at 1,793 stores and at Target.com. Since 1946, Target has given 5 percent of its profit to communities, which today equals more than $4 million a week. For more information, visit Target.com/Pressroom. For a

Target Corporation Announces Tender Offers for Certain Outstanding Debt Securities –

behind-the-scenes look at Target, visit Target.com/abullseyeview or follow @TargetNews on Twitter.

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